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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2003, except as to Note 15, which is as of March 28, 2003, relating to the financial statements and financial statement schedules, which appears in Bell Microproducts Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.


August 7, 2003
PricewaterhouseCoopers LLP